[BLANK ROME LETTERHEAD]

November 12, 2009

China Agri-Business, Inc.
11 East 86th Street
New York, New York 10028

Re:           China Agri-Business, Inc. Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to China Agri-Business, Inc., a Maryland corporation, (the “Company”) in connection with the Registration Statement on Form S-1 (File No. 333-157346) (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the selling security holders named in the Registration Statement of up to (a) 73,380 shares of common stock (the “Conversion Shares”) underlying 3% unsecured convertible notes issued to investors that are convertible at $0.50 per share, subject to adjustment (the “Notes”), and (b) 500,000 shares of common stock (the “Warrant Shares”) underlying Series C warrants issued to investors that are exercisable at $1.50 per share, subject to adjustment (the “Warrants”).  This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

Although as counsel to the Company we have advised the Company in connection with matters referred to us by the Company, our services are limited to specific matters so referred.  Consequently, we do not have knowledge of other transactions in which the Company has engaged or its day-to-day operations.

In rendering this opinion, we have examined only the following documents: (i) a copy of the Articles of Incorporation, as amended, of the Company filed with the Department of Assessments and Taxation of the State of Maryland certified by the Department of Assessments and Taxation of the State of Maryland on October 9, 2009;  (ii) a copy of the Company’s Bylaws, as amended as of the date hereof; (iii) resolutions adopted by the Board of Directors of the Company relating to the approval of the issuance of the Notes, Warrants, Conversion Shares and Warrant Shares; (iv) the form of Note; (v) the form of Warrant; (vi) a certificate of an officer of the Company; (vii) the Registration Statement; and (viii) a certificate issued by the Department of Assessments and Taxation of the State of Maryland on November 12, 2009 as to the active status and good standing of the Company.  We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all documents and records examined, the genuineness of all signatures and the legal capacity of natural persons and have assumed that the Notes and Warrants issued are substantially the same as the ones filed as exhibit to the Current Report on Form 8-K filed with the SEC on October 3, 2008.  We have not made any independent investigation in rendering this opinion other than the document examination described.  This opinion is limited to the laws of the State of Maryland.

China Agri-Business, Inc.
November 12, 2009

Based upon and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:  (i) the Warrant Shares, have been duly authorized and, if and when sold, paid for and issued upon the exercise of the Warrants in accordance with the terms of the Warrants will be validly issued, fully paid and non-assessable, and (ii) the Conversion Shares, have been duly authorized and, if and when issued upon the conversion of the Notes in accordance with the terms of the Notes will be validly issued, fully paid and non-assessable.

We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may come to our attention or any changes in laws which may occur after the date of effectiveness of the Registration Statement.

This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus, which is part of the Registration Statement.  In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

Sincerely,

/S/BLANK ROME LLP